Valeant Pharmaceuticals International, Inc. Presentation to Lenders February 24, 2015 Exhibit 99.1 Exhibit 99.1

($ in millions) + / - + / -
12/31/2014
Net
Leverage
Subsequent
Transactions
(a)
Proposed
Transaction
Pro Forma
12/31/2014
Net
Leverage Coupon
Libor
Floor Maturity
Cash and Equivalents $323 $35 $81 $438
Revolving Credit Facility ($1.5bn) 165 25 190 L+225 - 4/20/2018
Term Loan A-1 – 3 1,939 250 2,189 L+225 - Various
New Term Loan A -- 1,000 1,000 TBD TBD TBD
Term Loan B - Series C – E 4,509 4,509 L+275 0.75% Various
New Term Loan B -- 4,550 4,550 TBD TBD TBD
Net Secured Debt $6,291 1.4x $12,000 2.1x
Existing Valeant Senior Notes 8,765 500 9,265 Various - Various
New Senior Notes -- 9,600 9,600 TBD - TBD
Other 13 13 - - -
Total Net Debt $15,068 $30,878 5.4x (d)
Adjusted Pro Forma EBITDA $4,372 (b)
$267 (b)
$1,096 (c),(d) $5,735 (d)
3.5x
Pro Forma Capital Structure
2
~5.6x Net Debt / Adjusted Pro Forma EBITDA at Close
(a) Subsequent transactions include $1bn Bond / $250mm Term Loan issuance (January 2015), redemption of $500mm Senior Notes (January 2015), and acquisitions closed in Q1, including Marathon and Dendreon.
(b) Valeant’s 12/31/14 EBITDA adjusted for one-time items including restructuring costs, acquisition-related costs, impairment costs, and other one-time items. Also includes pro forma effect for the historical results of acquisitions and divestitures consummated by the Company as if they occurred on January 1, 2014, including anticipated synergies the Company expects to realize within 12 months of the date of the applicable acquisition. Similar adjustments for Subsequent Transactions EBITDA.
(c)
Salix 09/30/14 adjusted EBITDA plus $500mm synergies as a result of Valeant’s acquisition of Salix.
(d) Salix adjusted EBITDA includes an addback of $27mm for R&D Milestones. Adjusted EBITDA calculations per Valeant’s credit agreement would not include the addback for R&D milestones. Excluding that addback, pro forma net leverage for the transaction would be 5.4x.

Amendment Overview

In light of the announced acquisition, Valeant will launch an amendment to the Credit Agreement, which will:
Allow for incremental borrowing, solely for the Salix acquisition, without satisfying the 5.25x total leverage or the
3.0x minimum interest coverage ratios
Through Q1 2016 (then subsequently reverting to existing covenants):
modify the interest coverage maintenance ratio to 2.25x
allow for incurrence of additional unsecured debt of $750 million waive the 5.25x total leverage governor in connection with any incremental borrowing amend the definition of consolidated EBITDA to allow for add back of certain restructuring charges and acquisition fees and expenses in connection with the Salix acquisition
Waive certain mandatory prepayments with respect to i) proceeds of equity financings used to finance a portion of the Salix acquisition or ii) 2014 excess cash flow proceeds of ~$250 million
Modify the restricted payments covenant such that payments in connection with the refinancing of Salix’s outstanding convertible notes and the settlement of related warrants shall not be deemed to be restricted payments
Permit the administrative agent under the Credit Agreement to enter into certain intercreditor agreements
Increase cash netting from $350 million to $600 million
For future permitted acquisitions:
change no default condition and pro forma compliance condition to the Incremental from ‘at closing’ to ‘at signing’
waive incremental total leverage ratio condition so that only senior secured leverage ratio applies
Lenders will be compensated with an amendment fee of 25bps

Valeant Adjusted EBITDA Reconciliation

LTM Consolidated Adjusted EBITDA (As of December 31, 2014)
LTM EBITDA ($ in millions) LTM 12/31/14
Consolidated Net Income (Loss) (a) $708
+ Consolidated interest expense (b) 896
+ Provision (benefit) for income taxes 74
+ Depreciation and amortization 1,689
+ Restructuring charges 405
+ Fees / expenses in connection with issuance of indebtedness / acquisitions 75
+ Other non-cash charges (c) 510
LTM Consolidated Adjusted EBITDA $4,357
+ EBITDA and synergies from prior acquisitions / divestitures (d) 15
LTM PF Consolidated Adjusted EBITDA $4,372
+ EBITDA and synergies from subsequent transactions (d) 267
LTM PF Consolidated Adjusted EBITDA, including subsequent transactions $4,639
(a)
Consolidated Net Income reflects adjustment to exclude gains and losses on asset sales, primarily facial injectables.
(b)
Net Interest expense excludes amortization and write-offs of debt discounts and debt issuance costs.
(c) Includes impairment charges, contingent consideration fair value adjustments, amortization of inventory step up, amortization of alliance product assets & PP&E step up and other one-time items.
(d) Includes pro forma effect for the historical results of acquisitions and divestitures consummated by the Company as if they occurred on January 1, 2014, including anticipated synergies the Company expects to realize within 12 months of the date of the applicable acquisition.

Salix Adjusted EBITDA Reconciliation

LTM Adjusted EBITDA (As of September 30, 2014)
(a) Interest expense, net, exclusive of amortization and write-off of debt discounts and debt issuance costs.
(b) Transaction costs associated with the acquisition of Santarus, proposed transaction with Cosmo, and Salix sale-related expenses.
(c) Related to Uceris.
(d) Primarily related to patents rights and upfront licenses. Adjusted EBITDA calculations per Valeant’s credit agreement would not include the addback for R&D milestones. No R&D milestones expected in 2015.
(e) Includes amortization and write-off of debt discounts and debt issuance costs, contingent considerations fair value adjustments, amortization of inventory step-up and other one-time items.
LTM EBITDA ($ in millions) LTM 09/30/14
Net Income (Loss) ($94)
+ Interest expense (a) 116
+ Provision (benefit) for income taxes (63)
+ Depreciation and amortization 226
+ Restructuring charges 67
+ Fees / expenses in connection with issuance of indebtedness / acquisitions (b) 72
+ Sales-based milestones (c) 23
+ R&D milestones (d) 27
+ Other non-cash charges (e) 222
LTM Adjusted EBITDA $596
Note: Financials before restatement, which is expected on or before 3/2/15. Pro forma for Santarus acquisition.